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                                                                    Exhibit 10.3


                      CHEVRON PHILLIPS CHEMICAL COMPANY LP

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   SECTION I

                                    PURPOSE

The purpose of this Supplemental Executive Retirement Plan ("Supplemental Plan") is to provide retirement benefits to designated officers and key executives (the "SERP Members"), of Chevron Phillips Chemical Company LP, (the "Company") and certain Affiliated Employers (collectively, the "Participating Employers") that adopt this Supplemental Plan. These benefits are in addition to the retirement benefits that may be payable under the Chevron Phillips Chemical Company LP Retirement Plan, (the "Retirement Plan"). To accomplish this, the Participating Employers intend to make supplemental pension and, if appropriate, survivor benefit payments, under the terms and conditions described below, to those SERP Members and to any beneficiaries of SERP Members, whose pension or survivor benefits payable under the Retirement Plan are reduced by reason of (a) the limitations imposed under sections 401(a)(17) and/or 415 of the Code, or (b) their deferral of compensation under the Deferred Compensation Plan (as defined below).

It is intended that this Supplemental Plan be a plan that is an unfunded deferred compensation program maintained "for a select group of management or highly compensated employees" as set forth in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") Thus, the Plan is subject to Part 1 of Title I of ERISA, but is exempt from Parts 2, 3 and 4 thereof.

                                   SECTION II

                                   DEFINITIONS

In addition to the definitions set forth in Section I, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the content.

(a) "AFFILIATED EMPLOYER" shall have the meaning set forth in the Retirement Plan.


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(b)      "BASIC DEATH BENEFIT" shall mean the benefit payable under the
         Retirement Plan to the Beneficiary of a SERP Member on account of the death of the SERP Member.

(c) "BASIC RETIREMENT BENEFIT" shall mean the benefit payable under the Retirement Plan to a SERP Member.

(d)      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

(e)      "MEMBER" shall have the meaning set forth in the Retirement Plan.

(f) "SERP BENEFICIARY" shall mean the person or persons designated by a Member, in accordance with the terms of the Retirement Plan, to receive any amounts payable under the Retirement Plan after the death of the Member.

(g) "SERP COMMITTEE" shall mean two or more individuals designated by the Company to oversee the administration of the Supplemental Plan.

(h) "SERP MEMBER" shall mean an individual described in Section III of the Supplemental Plan, who has satisfied the eligibility requirements under the Retirement Plan and has been designated by the Company as being eligible to receive benefits hereunder.

(i)      "SUPPLEMENTAL DEATH BENEFIT" shall mean the benefit calculated under
         Section IV of the Supplemental Plan and payable to the SERP
         Beneficiary.

(j) "SUPPLEMENTAL RETIREMENT BENEFIT" shall mean the benefit calculated under Section IV of the Supplemental Plan and payable to a SERP Member.

(k) "UNRESTRICTED DEATH BENEFIT" shall mean the benefit that would be payable under the Retirement Plan to the SERP Beneficiary of a SERP Member on account of the death of such SERP Member, calculated: (a) without regard to the limitations of sections 401(a)(17) and 415 of the Code; and (b) as if amounts deferred by the SERP Member under the Deferred Compensation Plan had been paid to the SERP Member in the year so deferred.

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(l)      "UNRESTRICTED RETIREMENT BENEFIT" shall mean the benefit that would be payable to a SERP Member under the Retirement Plan, calculated: (a) without regard to the limitations of sections 401(a)(17), and 415 of the Code; and (b) as if amounts deferred by the SERP Member under the Deferred Compensation Plan had been paid to the SERP Member in the year so deferred.

                                  SECTION III

                                     MEMBERS

No person shall be a Member in this Supplemental Plan unless (a) such individual is specifically designated as such by the SERP Committee, (b) such individual has consented to be governed by the terms of this Supplemental Plan by execution of a written instrument in form satisfactory to the Company, and (c) the individual is a Member of the Retirement Plan.

A person shall cease to be a Member in this Supplemental Plan in the event of
(a) a Plan amendment having such effect, or (b) the payment of all benefits payable to the SERP Member under the terms of this Supplemental Plan, or (c) the person ceasing to be a Member of the Retirement Plan.

                                   SECTION IV

         SUPPLEMENTAL RETIREMENT BENEFITS & SUPPLEMENTAL DEATH BENEFITS

(a) The Supplemental Retirement Benefit for a SERP Member shall be an amount equal to the difference between his or her Basic Retirement Benefit and his or her Unrestricted Retirement Benefit. The Supplemental Retirement Benefit actually payable to a Participant shall be calculated with reference to the Participant's actual Basic Retirement Benefit, determined at the time that payments commence under the Retirement Plan.

(b) Each SERP Beneficiary of a SERP Member shall be entitled to a Supplemental Death Benefit ar provided as provided in this Section 4(b) if the SERP Beneficiary is entitled to the payment of a death benefit under the terms of the Retirement Plan. The Supplemental Death


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         Benefit payable to the SERP Beneficiary of a SERP Member shall be an amount equal to the difference between the SERP Beneficiary's Unrestricted Death Benefit and his or her Basic Death Benefit.

(c) For purposes of this Supplemental Plan, the determination of any amount payable in accordance with the Supplemental Plan shall, except as specifically set forth in this Supplemental Plan, be made in the same manner as such determination is made under the Retirement Plan (including, without limitation, the determination of the "Equivalent Actuarial Value" (as defined by the Retirement Plan) of any form of benefit payable under the Supplemental Plan).

                                    SECTION V

                            TIME AND FORM OF PAYMENT

(a) Payments to a SERP Member under the Supplemental Plan shall be made in the same manner, for the same period, and on the same basis as payments to the SERP Member under the Retirement Plan.

(b) Notwithstanding the foregoing provisions of this Article V, payment to a SERP Member shall be made in a lump sum distribution as soon as practicable after his or her termination of employment with the Participating Employers and any Affiliated Employer if the present value of the SERP Member's Supplemental Retirement Benefit is less than $5,000. In determining whether the SERP Member's Supplemental Retirement Benefit is less than $5,000, the same provisions set forth in the Retirement Plan with respect to the determination of such values shall be utilized.

(c) Payments to a SERP Beneficiary under the Supplemental Plan shall be made in the same manner, for the same period, and on the same basis as payments to the SERP Beneficiary under the Retirement Plan. Notwithstanding the foregoing, payment to a SERP Beneficiary shall be made in a lump sum distribution as soon as practicable after the SERP Member's death if the present value of such Supplemental Death Benefit is not greater than $5,000 (determined in the same manner described above).

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                                   SECTION VI

                                SOURCE OF PAYMENT

The benefits payable under this Supplemental Plan to a SERP Member or his or her SERP Beneficiary shall be paid from the general assets of the Participating Employer that employed the SERP Member. The SERP Member and his or her SERP Beneficiary shall be unsecured general creditors of such Participating Employer with no special or prior right to any assets of the Participating Employer for payment of any obligations hereunder. Nothing contained in this Supplemental Plan shall be deemed to create a trust of any kind for the benefit of the SERP Member or any SERP Beneficiary, or create any fiduciary relationship between the Participating Employer or the Company and the SERP Member or any SERP Beneficiary with respect to any assets of the Participating Employer or the Company.

                                  SECTION VII

                                  WITHHOLDING

Notwithstanding any contrary provision of the Supplemental Plan, all benefits payable under the Supplemental Plan to a SERP Member or SERP Beneficiary shall be subject to applicable withholding for federal, state and/or local income tax, FICA, and any other taxes.

                                  SECTION VIII

                     ADMINISTRATION OF THE SUPPLEMENTAL PLAN

(a) The SERP Committee shall have the authority to control and manage the operation and administration of the Plan. The SERP Committee shall serve as such without additional compensation.

(b) The SERP Committee shall have all discretion and powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:


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         (i)      To interpret the provisions of the Supplemental Plan and to determine, in its sole discretion, any question arising under, or in connection with the administration or operation of, the Supplemental Plan;

         (ii) To establish and revise accounting methods or formulae for the Supplemental Plan;

         (iii) To determine the status and rights of SERP Members and SERP Beneficiaries;

         (iv) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Supplemental Plan;

         (v) To establish rules for the performance of its powers and duties and for the administration of the Supplemental Plan;

         (vi) To keep all records and prepare all reports and disclosures necessary to comply with the reporting and disclosure requirements of ERISA and the Code;

         (vii) To establish a procedure pursuant to which SERP Members and SERP Beneficiaries may Plan, claim Supplemental Plan benefits and appeal denials of such claims; and

         (viii) To delegate to any one or more persons or entities, severally or jointly, the authority to perform for and on behalf of the SERP Committee one or more of the duties or functions of the SERP Committee under the Supplemental Plan.

(c) Each decision of a majority of the members of the Supplemental Committee then in office shall constitute the final and binding act of the Supplemental Committee. The Supplemental Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken. Except as otherwise specifically or generally directed by the Supplemental Committee, any action of the Supplemental Committee may be evidenced by a writing signed by any member of the



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         Supplemental Committee. All decisions of the Supplemental Committee shall be given the maximum deference permitted by law.

                                   SECTION IX

                  RIGHT TO AMEND, MODIFY, SUSPEND OR TERMINATE

The Company may amend, modify, suspend or terminate this Supplemental Plan in whole or in part, in such manner as it may determine.

(a) Notwithstanding the foregoing, this Supplemental Plan may not be amended, modified, suspended or terminated as to a SERP Member who is entitled to receive or has commenced to receive benefits pursuant to this Supplemental Plan in a manner which would reduce the benefits payable to such individual, without the express written consent of such SERP Member or if deceased, such SERP Member's SERP beneficiary.

(b) No amendment, alteration, modification or termination shall reduce the accrued Supplemental Retirement Benefit or Supplemental Death Benefit of any SERP Member or SERP Beneficiary; provided, however, that this
         Section IX(b) shall not prevent reductions on account of the SERP Member's Basic Retirement Benefit ceasing to be affected (or becoming affected to a lesser degree) by the limitations of sections 401(a)(17), and/or 415 of the Code, and/or the SERP Members deferrals under the Deferred Compensation Plan.

                                   SECTION X

                             CLAIM REVIEW PROCEDURE

Benefits will be provided to each SERP Member or SERP Beneficiary as specified in this Supplemental Retirement Plan. If such person (a "Claimant") believes that he has not been provided with the benefits due under this Supplemental Plan, then he or she may file a request for review with the SERP Committee. The SERP Committee shall review the claim in accordance with the claims review procedures set forth in the Retirement Plan. The provisions set forth in the Retirement Plan concerning the review and appeal of claims (the provisions of which are

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hereby incorporated by reference) shall be applicable to all claims for benefits pursuant to this Supplemental Plan.

                                   SECTION XI

                                  MISCELLANEOUS

(a)      No Assignment of Benefits.

         (i) The benefits provided under the Supplemental Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, to any person whatsoever. Except as provided below, these benefits shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

         (ii) Notwithstanding the preceding, benefits payable under the Supplemental Plan shall be paid to the SERP Member, the SERP Member's spouse or the SERP Member's SERP Beneficiary in accordance with the provisions of this Supplemental Plan except to the extent that such benefits are required to be paid to an alternate payee under the provisions of a qualified domestic relations order (a "QDRO") which satisfies the requirements of section 414(p) of the Code. The provisions set forth in the Retirement Plan applicable to QDROs shall apply to the determination of whether any such order satisfies the requirements of section 414(p) of the Code. Further, such QDROs shall be administrated in accordance with the rules set forth in the Retirement Plan, the provisions of which are hereby incorporated by reference; provided, however, a benefit shall be payable to an alternate payee under this Supplemental Plan only at the time payment of the SERP Member's benefit commences under this Supplemental Plan pursuant to Article IV. Neither the Supplemental Plan, the SERP Committee, the Participating Employers nor the Company shall be liable in any manner to any person, including any SERP Member, spouse or SERP Beneficiary, for complying with any such court order or judgment.

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(b)      No Enlargement of Employment Rights. Neither the establishment or maintenance of the Supplemental Plan, the payment of any amount by the Participating Employers nor any action of the Participating Employers or the SERP Committee shall be held or construed to confer upon any individual any right to be continued as an employee nor, upon dismissal, any right or interest in the Plan other than as provided in the Supplemental Plan. The Participating Employers expressly reserve the right to discharge any employee at any time.

(c) Applicable Law; Severability. The Supplemental Plan hereby created shall be construed, administered and governed in all respects in accordance with the laws of the State of Texas, and, to the extent applicable, ERISA and the Code. If any provision of this instrument shall be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall continue to be fully effective.

IN WITNESS WHEREOF, dated this _____ day of __________________, 2001.

                  CHEVRON PHILLIPS CHEMICAL COMPANY LP

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